   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1999


                                                      REGISTRATION NO. 333-72481

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          CHANCELLOR MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                             4832                            75-2247099
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)            Identification No.)

                                                                     JEFFREY A. MARCUS
                                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
           300 CRESCENT COURT, SUITE 600                       CHANCELLOR MEDIA CORPORATION
                DALLAS, TEXAS 75201                            300 CRESCENT COURT, SUITE 600
                  (214) 922-8700                                    DALLAS, TEXAS 75201
                                                                      (214) 922-8700
(Address, Including Zip Code, and Telephone Number,
                     Including                       (Name, Address, Including Zip Code, and Telephone
  Area Code, of Registrant's Principal Executive    Number, Including Area Code, of Agent for Service)
                     Offices)

                                   COPIES TO:

                                    RICHARD A.B. GLEINER, ESQ.        GREGORY M. SCHMIDT, ESQ.         MICHAEL D. WORTLEY, ESQ.
    MICHAEL A. SASLAW, ESQ.         SENIOR VICE PRESIDENT AND        VICE PRESIDENT AND GENERAL         VINSON & ELKINS L.L.P.
   WEIL, GOTSHAL & MANGES LLP            GENERAL COUNSEL                      COUNSEL                 3700 TRAMMELL CROW CENTER
 100 CRESCENT COURT, SUITE 1300    CHANCELLOR MEDIA CORPORATION      LIN TELEVISION CORPORATION            2001 ROSS AVENUE
      DALLAS, TEXAS 75201         300 CRESCENT COURT, SUITE 600          1001 G STREET, NW               DALLAS, TEXAS 75201
         (214) 746-7700                DALLAS, TEXAS 75201                 SUITE 700 EAST                   (214) 220-7700
                                          (214) 922-8700               WASHINGTON, D.C. 20001
                                                                           (202) 879-9355

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of the other conditions to the merger of Ranger Equity Holdings Corporation with and into the Registrant.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Chancellor Media's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Chancellor Media or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Chancellor Media's Bylaws provide that Chancellor Media shall indemnify every person who is or was a party or is or was threatened to be made a party to any action suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A. Exhibits

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.11(h)         -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
         2.11A(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
         2.11B(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
         2.12(j)         -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
         2.13(n)         -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
         2.14(o)         -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
         2.15(o)         -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).
         2.16(o)         -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
         2.17(p)         -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
         2.18(p)         -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
         2.19(p)         -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., and Evergreen Media Corporation of Los Angeles (See
                            table of contents for list of omitted schedules).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.20(p)         -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
         2.21(p)         -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., Century Broadcasting
                            Corporation, Evergreen Media Corporation of Los Angeles
                            and Evergreen Media Corporation of Chicago.
         2.22(p)         -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
         2.23(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM) (See
                            table of contents for list of omitted exhibits and
                            schedules).
         2.24(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (See table of
                            contents for list of omitted schedules).
         2.25(q)         -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
         2.26(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
         2.27(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
         2.28(r)         -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
         2.29(r)         -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.30(r)         -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund 11, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.
         2.31(r)         -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.
         2.32(s)         -- Asset Exchange Agreement,by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/ WBAV-FM/WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
         2.33(s)         -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
         2.34(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.35(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.36(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.41(y)         -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
         2.42(gg)        -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.
         2.43(ss)        -- Letter Agreement, dated February 20, 1998, between CMCLA and Capstar Broadcasting Corporation.
         2.44(yy)        -- Amendment No. 1, dated May 19, 1998, to Letter Agreement dated February 20, 1998, between CMCLA and Capstar
                            Broadcasting Corporation.
         2.45(yy)        -- Unit and Stock Purchase Agreement by and among CMCLA,
                            Martin Media, L.P., Martin & MacFarlane, Inc., Nevada
                            Outdoor Systems, Inc., MW Sign Corp. and certain sellers
                            named therein, dated as of June 19, 1998 (see table of
                            contents for list of omitted schedules and exhibits).
         2.46(yy)        -- Agreement and Plan of Merger between Chancellor Media
                            Corporation and Ranger Equity Holdings Corporation dated
                            as of July 7, 1998.
         2.47(yy)        -- Asset Purchase Agreement: dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and
                            Independent Group Limited Partnership.
         2.48(yy)        -- Asset Purchase Agreement, dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and Zapis
                            Communications Corporation.
         2.49(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, Young Ones,
                            Inc., Zebra Broadcasting Corporation and the Sellers
                            named therein.
         2.50(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, ML Media
                            Partners LP., Wincom Broadcasting Corporation and WIN
                            Communications, Inc.
         2.51(yy)        -- Stock Purchase and Merger Agreement, dated July 9, 1998, by and among Chancellor Media Corporation, Chancellor
                            Mexico LLC, Grupo Radio Centro, S.A. De C.V., and the
                            Selling Shareholders.
         2.52(zz)        -- Asset Purchase Agreement, dated August 30, 1998, by and among Chancellor Media Corporation of Los Angeles,
                            Whiteco Industries Inc. and Metro Management Associates.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         3.1C(ss)        -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation.
         3.2B(ss)        -- Amended and Restated Bylaws of Chancellor Media.
         4.10(t)         -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary Guaranty and
                            Subsidiary Pledge Agreement (see table of contents for
                            list of omitted schedules and exhibits).
         4.11(z)         -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.15(aa)        -- Indenture, dated as of February 14, 1996, governing the
                            9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.16(bb)        -- First Supplemental Indenture, dated as of February 14,
                            1996, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.17(cc)        -- Indenture, dated as of February 26, 1996, governing the
                            12 1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.18(dd)        -- Indenture, dated as of January 23, 1997, governing the
                            12% Subordinated Exchange Debentures due 2009 of CMCLA.
         4.19(ee)        -- Indenture, dated as of June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.21(ff)        -- Specimen of the 12 1/4% Series A Senior Cumulative
                            Exchangeable Preferred Stock Certificate of CMCLA.
         4.22(ff)        -- Specimen of the 12% Exchangeable Preferred Stock
                            Certificate of CMCLA.
         4.23(ff)        -- Form of Certificate of Designation for the 12 1/4% Series
                            A Senior Cumulative Exchangeable Preferred Stock of
                            CMCLA.
         4.24(ff)        -- Form of Certificate of Designation for the 12%
                            Exchangeable Preferred Stock of CMCLA.
         4.25(pp)        -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.26(hh)        -- Second Supplemental Indenture, dated as of April 15,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.27(pp)        -- Third Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.28(pp)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.29(pp)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 26, 1997, governing
                            the 12 1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.30(pp)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated January 23, 1997, governing
                            the 12% Subordinated Exchange Debentures due 2009 of
                            CMCLA.
         4.34(uu)        -- Amended and Restated Indenture, dated as of October 28,
                            1997, governing the 10 1/2% Senior Subordinated Notes due
                            2007 of CMCLA.
         4.35(uu)        -- Second Supplement Indenture, dated as of October 28,
                            1997, to the Amended and Restated Indenture dated October
                            28, 1997 governing the 10 1/2% Senior Subordinated Notes
                            due 2007 of CMCLA.
         4.36(uu)        -- Third Amendment to Second Amended and Restated Loan
                            Agreement, dated October 28, 1997, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.37(uu)        -- Fourth Amendment to Second Amended and Restated Loan
                            Agreement, dated February 10, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.38(vv)        -- Indenture, dated as of December 22, 1997, governing the
                            8 1/8% Senior Subordinated Notes due 2007 of CMCLA.
         4.39(ww)        -- Fifth Amendment to Second Amended and Restated Loan
                            Agreement, dated May 1, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.40(yy)        -- Sixth Amendment to Second Amended and Restated Loan
                            Agreement, dated July 31, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.41(zz)        -- Indenture, dated as of September 30, 1998, governing the
                            9% Senior Subordinated Notes due 2008 of CMCLA.
         4.42(aaa)       -- Seventh Amendment to Second Amended and Restated Loan
                            Agreement, dated November 9, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.43(zz)        -- Indenture, dated as of November 17, 1998, governing the
                            8% Notes due 2008 of CMCLA.
         5.1+            -- Opinion of Weil, Gotshal & Manges LLP.
         8.1+            -- Opinion regarding certain tax matters of Weil, Gotshal &
                            Manges LLP.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         8.2*            -- Opinion regarding certain tax matters of Vinson & Elkins
                            L.L.P.
        10.23(xx)        -- Amended and Restated Chancellor Media Corporation Stock
                            Option Plan for Non-employee Directors.
        10.26(n)         -- Employment Agreement dated February 9, 1996 by and
                            between Evergreen Media Corporation and Kenneth J.
                            O'Keefe.
        10.28(o)         -- 1995 Stock Option Plan for executive officers and key
                            employees of Evergreen Media Corporation.
        10.30(pp)        -- First Amendment to Employment Agreement dated March 1,
                            1997 by and between Evergreen Media Corporation and
                            Kenneth J. O'Keefe.
        10.31(pp)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Scott K. Ginsburg.
        10.32(pp)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and James de Castro.
        10.33(pp)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Matthew E. Devine.
        10.34(pp)        -- Second Amendment to Employment Agreement dated September
                            4, 1997 by and among Evergreen Media Corporation,
                            Evergreen Media Corporation of Los Angeles and Kenneth J.
                            O'Keefe.
        10.35(ii)        -- Employment Agreement dated February 14, 1996 by and among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company and Steven Dinetz.
        10.36(jj)        -- Chancellor Broadcasting Company 1996 Stock Award Plan.
        10.37(kk)        -- Chancellor Holdings Corp. 1994 Director Stock Option
                            Plan.
        10.38(ll)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Steven Dinetz.
        10.39(mm)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Eric W. Neuman.
        10.40(nn)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Marvin Dinetz.
        10.41(oo)        -- Stock Option Grant Letter dated February 14, 1997 from
                            Chancellor Broadcasting Company to Carl M. Hirsch.
        10.44(vv)        -- Agreement dated April 20, 1998 by and among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles and Scott K. Ginsburg.
        10.45(vv)        -- Employment Agreement dated April 29, 1998 by and among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Jeffrey A. Marcus.
        10.46(yy)        -- Chancellor Media Corporation 1998 Stock Option Plan.
        10.47(yy)        -- Voting Agreement, among Chancellor Media Corporation and
                            Ranger Equity Partners, L.P. dated as of July 7, 1998.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.48(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James E. de Castro.
        10.49(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Matthew E. Devine.
        10.50(zz)        -- Employment Agreement, dated as of June 1, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Eric C. Neuman.
        10.51(zz)        -- Employment Agreement, dated as of August 18, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James A. McLaughlin, Jr.
        10.52(bbb)       -- Agreement, dated as of January 6, 1999, among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles, Matthew E. Devine and Vicki Devine.
        10.53+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Jeffrey A. Marcus.
        10.54+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James E. de Castro.
        10.55+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Eric C. Neuman.
        10.56+           -- Employment Agreement, dated as of October 1, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Thomas P. McMillin.
        10.57+           -- Amendment No. 1 to Employment Agreement, dated as of
                            January 6, 1999, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Thomas P. McMillin.
        10.58+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James A. McLaughlin, Jr.
        12.1+            -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Combined Fixed Charges and Preferred Stock
                            Dividends.
        21.1+            -- Subsidiaries of Chancellor Media Corporation.
        23.1             -- Consent of Weil, Gotshal & Manges LLP (included as part of their opinion listed as Exhibit 5.1).
        23.2+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.3+            -- Consent of KPMG LLP, independent accountants.
        23.4+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        23.5+            -- Consent of KPMG LLP, independent accountants.
        23.6+            -- Consent of Arthur Andersen LLP, independent accountants.
        23.7+            -- Consent of Ernst & Young LLP, independent accountants.
        23.8+            -- Consent of BDO Seidman, LLP, independent accountants.
        23.9+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.10+           -- Consent of Ernst & Young LLP, independent accountants.
        23.11+           -- Consent of Ernst & Young LLP, independent accountants.
        23.12+           -- Consent of Arthur Andersen LLP, independent accountants.
        23.13+           -- Consent of Barbich Longcrier Hooper & King Accountancy
                            Corporation, independent auditors.
        23.14+           -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.15+           -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.16*           -- Consent of Wasserstein Perella & Co., Inc., financial
                            advisor to the Special Committee of the Board of
                            Directors of Chancellor Media.
        23.17+           -- Consent of Morgan Stanley & Co. Incorporated, financial advisor to the Board of Directors of Chancellor Media.
        23.18*           -- Consent of Greenhill & Co., LLC, financial advisor to the
                            Board of Directors of LIN.
        23.19+           -- Consent of Vinson & Elkins L.L.P.
        24.1             -- Powers of Attorney (included on signature pages).
        99.1+            -- Certificate of Incorporation of Ranger Equity Holdings
                            Corporation.
        99.2+            -- Bylaws of Ranger Equity Holdings Corporation.


---------------

 *    Filed herewith.


 +    Previously filed.


(a) Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1, as amended (Reg. No. 33-60036), of Evergreen Media Corporation ("Evergreen").

(f) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(h) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Evergreens Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Evergreens Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1995.

(k) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-69752).

(n) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Evergreen's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(ff) Incorporated by reference to the identically-numbered exhibit to the Registration Statement on Form S-4 (Reg. No. 333-32259), dated July 29, 1997, as amended, of Evergreen Media Corporation of Los Angeles ("EMCLA").

(gg) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Evergreen and EMCLA for the quarterly period ending June 30, 1997.

(hh) Incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company for the quarterly period ending March 31, 1997.

(ii) Incorporated by reference to Exhibit 10.6 to Chancellor Broadcasting Company's Registration Statement on Form S-1 (Reg. No. 333-02782) filed February 9, 1996.

(jj) Incorporated by reference to Exhibit 4.22 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(kk) Incorporated by reference to Exhibit 4.23 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(ll) Incorporated by reference to Exhibit 4.24 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(mm) Incorporated by reference to Exhibit 4.25 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(nn) Incorporated by reference to Exhibit 4.26 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(oo) Incorporated by reference to Exhibit 4.27 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(pp) Incorporated by reference to the identically numbered exhibit to the CMCLA's Registration Statement on Form S-4 (Reg. No. 333-36451), dated September 26, 1997, as amended.

(ss) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of February 23, 1998 and filed as of February 27, 1998.

(tt) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor Media and the CMCLA for the fiscal year ended December 31, 1997.

(uu) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor and CMCLA for the fiscal year ended December 31, 1997.

(vv) Incorporated by reference to the identically numbered exhibit to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-50739), dated April 22, 1998, as amended.

(ww) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending March 31, 1998.

(xx) Incorporated by reference to Exhibit 4.41 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-53179), dated May 20, 1998.

(yy) Incorporated-by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending June 30, 1998.

(zz) Incorporated by reference to Exhibit 4.41 to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-66971), initially filed November 9, 1998, as amended.

(aaa) Incorporated by reference to Exhibit 4.42 to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending September 30, 1998.

(bbb) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of January 7, 1999 and filed as of January 7, 1999.

The Company hereby agrees to furnish supplementary a copy of any omitted schedule or exhibit to the Commission upon request.

B. Financial Statement Schedules

All schedules have been omitted since the required information is either not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements or the notes thereto.

C. Fairness Opinions

See Annex II, III and IV of the joint proxy statement/prospectus.

ITEM 22. UNDERTAKINGS.

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

C. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

D. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 17, 1999.


                                         CHANCELLOR MEDIA CORPORATION


                                         By:     /s/ THOMAS P. MCMILLIN

                                            ------------------------------------

                                                     Thomas P. McMillin


                                              Senior Vice President and Chief
                                                      Financial Officer


Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 SIGNATURES                              TITLE                  DATE
                 ----------                              -----                  ----
*                                              Chairman of the Board      February 17, 1999
---------------------------------------------
Thomas O. Hicks

*                                              Chief Executive Officer,   February 17, 1999
---------------------------------------------    President and Director
Jeffrey A. Marcus                                (Principal Executive
                                                 Officer)

*                                              Chief Operating Officer    February 17, 1999
---------------------------------------------    and Director
James E. de Castro

           /s/ THOMAS P. MCMILLIN              Senior Vice President and  February 17, 1999
---------------------------------------------    Chief Financial Officer
             Thomas P. McMillin                  (Principal Financial
                                                 Officer and Principal
                                                 Accounting Officer)

*                                              Director                   February 17, 1999
---------------------------------------------
Thomas J. Hodson

*                                              Director                   February 17, 1999
---------------------------------------------
Perry J. Lewis

*                                              Director                   February 17, 1999
---------------------------------------------
John H. Massey

*                                              Director                   February 17, 1999
---------------------------------------------
Michael J. Levitt

                 SIGNATURES                              TITLE                  DATE
                 ----------                              -----                  ----
*                                              Director                   February 17, 1999
---------------------------------------------
Lawrence D. Stuart, Jr.

*                                              Director                   February 17, 1999
---------------------------------------------
Steven Dinetz

*                                              Director                   February 17, 1999
---------------------------------------------
Vernon E. Jordan, Jr.

*                                              Director                   February 17, 1999
---------------------------------------------
J. Otis Winters

         *By: /s/ THOMAS P. MCMILLIN                                      February 17, 1999
  ----------------------------------------
             Thomas P. McMillin
      Attorney-in-Fact

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------

         2.11(h)         -- Agreement and Plan of Merger by and among Pyramid
                            Communications, Inc., Evergreen Media Corporation and
                            Evergreen Media/Pyramid Corporation dated as of July 14,
                            1995 (see table of contents for list of omitted exhibits
                            and schedules).
         2.11A(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated September
                            7, 1995.
         2.11B(i)        -- Amendment to Plan and Agreement of Merger by and among
                            Pyramid Communications, Inc., Evergreen Media Corporation
                            and Evergreen Media/Pyramid Corporation dated January 11,
                            1996.
         2.12(j)         -- Purchase Agreement between Fairbanks Communications, Inc.
                            and Evergreen Media Corporation dated October 12, 1995
                            (see table of contents for list of omitted exhibits and
                            schedules).
         2.13(n)         -- Option Agreement dated as of January 9, 1996 between
                            Chancellor Broadcasting Company and Evergreen Media
                            Corporation (including Form of Advertising Brokerage
                            Agreement and Form of Asset Purchase Agreement).
         2.14(o)         -- Asset Purchase Agreement dated April 4, 1996 between
                            American Radio Systems Corporation and Evergreen Media
                            Corporation of Buffalo (see table of contents for list of
                            omitted exhibits and schedules).
         2.15(o)         -- Asset Purchase Agreement dated April 11, 1996 between
                            Mercury Radio Communications, L.P. and Evergreen Media
                            Corporation of Los Angeles, Evergreen Media/Pyramid
                            Holdings Corporation, WHTT (AM) License Corp. and WHTT
                            (FM) License Corp. (see table of contents for list of
                            omitted exhibits and schedules).
         2.16(o)         -- Asset Purchase Agreement dated April 19, 1996 between
                            Crescent Communications L.P. and Evergreen Media
                            Corporation of Los Angeles (see table of contents for
                            list of omitted exhibits and schedules).
         2.17(p)         -- Asset Purchase Agreement dated June 13, 1996 between
                            Evergreen Media Corporation of Los Angeles and Greater
                            Washington Radio, Inc. (see table of contents for list of
                            omitted exhibits and schedules).
         2.18(p)         -- Asset Exchange Agreement dated June 13, 1996 among
                            Evergreen Media Corporation of Los Angeles, Evergreen
                            Media Corporation of the Bay State, WKLB License Corp.,
                            Greater Media Radio, Inc. and Greater Washington Radio,
                            Inc. (see table of contents for list of omitted exhibits
                            and schedules).
         2.19(p)         -- Purchase Agreement dated June 27, 1996 between WEDR,
                            Inc., and Evergreen Media Corporation of Los Angeles (See
                            table of contents for list of omitted schedules).
         2.20(p)         -- Time Brokerage Agreement dated July 10, 1996 by and
                            between Evergreen Media Corporation of Detroit, as
                            Licensee, and Kidstar Interactive Media Incorporated, as
                            Time Broker.
         2.21(p)         -- Asset Purchase Agreement dated July 15, 1996 by and among
                            Century Chicago Broadcasting L.P., Century Broadcasting
                            Corporation, Evergreen Media Corporation of Los Angeles
                            and Evergreen Media Corporation of Chicago.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.22(p)         -- Asset Purchase Agreement dated August 12, 1996 by and
                            among Chancellor Broadcasting Company, Shamrock
                            Broadcasting, Inc. and Evergreen Media Corporation of the
                            Great Lakes.
         2.23(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (WQRS-FM) (See
                            table of contents for list of omitted exhibits and
                            schedules).
         2.24(p)         -- Asset Purchase Agreement dated as of August 12, 1996
                            between Secret Communications Limited Partnership and
                            Evergreen Media Corporation of Los Angeles (See table of
                            contents for list of omitted schedules).
         2.25(q)         -- Letter of intent dated August 27, 1996 between EZ
                            Communications, Inc. and Evergreen Media Corporation.
         2.26(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            Beasley-FM Acquisition Corp., WDAS License Limited
                            Partnership and Evergreen Media Corporation of Los
                            Angeles.
         2.27(q)         -- Asset Purchase Agreement dated September 19, 1996 between
                            The Brown Organization and Evergreen Media Corporation of
                            Los Angeles.
         2.28(r)         -- Stock Purchase Agreement by and between Viacom
                            International Inc. and Evergreen Media Corporation of Los
                            Angeles, dated February 16, 1997 (See table of contents
                            for omitted schedules and exhibits).
         2.29(r)         -- Agreement and Plan of Merger, by and among Evergreen
                            Media Corporation, Chancellor Broadcasting Company and
                            Chancellor Radio Broadcasting Company, dated as of
                            February 19, 1997.
         2.30(r)         -- Stockholders Agreement, by and among Chancellor
                            Broadcasting Company, Evergreen Media Corporation, Scott
                            K. Ginsburg (individually and as custodian for certain
                            shares held by his children), HM2/Chancellor, L.P.,
                            Hicks, Muse, Tate & First Equity Fund 11, L.P., HM2/HMW,
                            L.P., The Chancellor Business Trust, HM2/HMD Sacramento
                            GP, L.P., Thomas O. Hicks, as Trustee of the William Cree
                            Hicks 1992 Irrevocable Trust, Thomas O. Hicks, as Trustee
                            of the Catherine Forgave Hicks 1993 Irrevocable Trust,
                            Thomas O. Hicks, as Trustee of the John Alexander Hicks
                            1984 Trust, Thomas O. Hicks, as Trustee of the Mack
                            Hardin Hicks 1984 Trust, Thomas O. Hicks, as Trustee of
                            Robert Bradley Hicks 1984 Trust, Thomas O. Hicks, as
                            Trustee of the Thomas O. Hicks, Jr. 1984 Trust, Thomas O.
                            Hicks and H. Rand Reynolds, as Trustees for the Muse
                            Children's GS Trust, and Thomas O. Hicks, dated as of
                            February 19, 1997.
         2.31(r)         -- Joint Purchase Agreement, by and among Chancellor Radio
                            Broadcasting Company, Chancellor Broadcasting Company,
                            Evergreen Media Corporation of Los Angeles, and Evergreen
                            Media Corporation, dated as of February 19, 1997.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.32(s)         -- Asset Exchange Agreement,by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Philadelphia, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of Charlotte,
                            Evergreen Media Corporation of the East, Evergreen Media
                            Corporation of Carolinaland, WBAV/ WBAV-FM/WPEG License
                            Corp. and WRFX License Corp., dated as of December 5,
                            1996 (See table of contents for list of omitted
                            schedules).
         2.33(s)         -- Asset Purchase Agreement, by and among EZ Communications,
                            Inc., Professional Broadcasting Incorporated, EZ
                            Charlotte, Inc., Evergreen Media Corporation of Los
                            Angeles, Evergreen Media Corporation of the East and
                            Evergreen Media Corporation of Carolinaland, dated as of
                            December 5, 1996 (See table of contents for list of
                            omitted schedules).
         2.34(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: WGCI-AM and WGCI-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.35(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KKBQ-AM and KKBQ-FM), dated as of April
                            4, 1997 (see table of contents for list of omitted
                            schedules and exhibits).
         2.36(t)         -- Asset Purchase Agreement by and between Pacific and
                            Southern Company, Inc. and Evergreen Media Corporation of
                            Los Angeles (re: KHKS-FM), dated as of April 4, 1997 (see
                            table of contents for list of omitted schedules and
                            exhibits).
         2.41(y)         -- Amended and Restated Agreement and Plan of Merger among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company, Evergreen Media Corporation,
                            Evergreen Mezzanine Holdings Corporation and Evergreen
                            Media Corporation of Los Angeles, dated as of February
                            19, 1997, amended and restated as of July 31, 1997.
         2.42(gg)        -- Option Agreement, by and among Evergreen Media
                            Corporation, Chancellor Broadcasting Company, Bonneville
                            International Corporation and Bonneville Holding Company,
                            dated as of August 6, 1997.
         2.43(ss)        -- Letter Agreement, dated February 20, 1998, between CMCLA and Capstar Broadcasting Corporation.
         2.44(yy)        -- Amendment No. 1, dated May 19, 1998, to Letter Agreement dated February 20, 1998, between CMCLA and Capstar
                            Broadcasting Corporation.
         2.45(yy)        -- Unit and Stock Purchase Agreement by and among CMCLA,
                            Martin Media, L.P., Martin & MacFarlane, Inc., Nevada
                            Outdoor Systems, Inc., MW Sign Corp. and certain sellers
                            named therein, dated as of June 19, 1998 (see table of
                            contents for list of omitted schedules and exhibits).
         2.46(yy)        -- Agreement and Plan of Merger between Chancellor Media
                            Corporation and Ranger Equity Holdings Corporation dated
                            as of July 7, 1998.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         2.47(yy)        -- Asset Purchase Agreement: dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and
                            Independent Group Limited Partnership.
         2.48(yy)        -- Asset Purchase Agreement, dated August 11, 1998, between
                            Chancellor Media Corporation of Los Angeles and Zapis
                            Communications Corporation.
         2.49(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, Young Ones,
                            Inc., Zebra Broadcasting Corporation and the Sellers
                            named therein.
         2.50(yy)        -- Stock Purchase Agreement, dated August 11, 1998, among
                            Chancellor Media Corporation of Los Angeles, ML Media
                            Partners LP., Wincom Broadcasting Corporation and WIN
                            Communications, Inc.
         2.51(yy)        -- Stock Purchase and Merger Agreement, dated July 9, 1998, by and among Chancellor Media Corporation, Chancellor
                            Mexico LLC, Grupo Radio Centro, S.A. De C.V., and the
                            Selling Shareholders.
         2.52(zz)        -- Asset Purchase Agreement, dated August 30, 1998, by and among Chancellor Media Corporation of Los Angeles,
                            Whiteco Industries Inc. and Metro Management Associates.
         3.1C(ss)        -- Amended and Restated Certificate of Incorporation of
                            Chancellor Media Corporation.
         3.2B(ss)        -- Amended and Restated Bylaws of Chancellor Media.
         4.10(t)         -- Second Amended and Restated Loan Agreement dated as of
                            April 25, 1997 among Evergreen Media Corporation of Los
                            Angeles, the financial institutions whose names appear as
                            Lenders on the signature pages thereof (the "Lenders"),
                            Toronto Dominion Securities, Inc., as Arranging Agent,
                            The Bank of New York and Bankers Trust Company, as
                            Co-Syndication Agents, NationsBank of Texas, N.A. and
                            Union Bank of California, as Co-Documentation Agents, and
                            Toronto Dominion (Texas), Inc., as Administrative Agent
                            for the Lenders, together with certain collateral
                            documents attached thereto as exhibits, including
                            Assignment of Partnership Interests, Assignment of Trust
                            Interests, Borrower's Pledge Agreement, Parent Company
                            Guaranty, Stock Pledge Agreement, Subsidiary Guaranty and
                            Subsidiary Pledge Agreement (see table of contents for
                            list of omitted schedules and exhibits).
         4.11(z)         -- First Amendment to Second Amended and Restated Loan
                            Agreement, dated June 26, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.15(aa)        -- Indenture, dated as of February 14, 1996, governing the
                            9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.16(bb)        -- First Supplemental Indenture, dated as of February 14,
                            1996, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.17(cc)        -- Indenture, dated as of February 26, 1996, governing the
                            12 1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.18(dd)        -- Indenture, dated as of January 23, 1997, governing the
                            12% Subordinated Exchange Debentures due 2009 of CMCLA.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.19(ee)        -- Indenture, dated as of June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.21(ff)        -- Specimen of the 12 1/4% Series A Senior Cumulative
                            Exchangeable Preferred Stock Certificate of CMCLA.
         4.22(ff)        -- Specimen of the 12% Exchangeable Preferred Stock
                            Certificate of CMCLA.
         4.23(ff)        -- Form of Certificate of Designation for the 12 1/4% Series
                            A Senior Cumulative Exchangeable Preferred Stock of
                            CMCLA.
         4.24(ff)        -- Form of Certificate of Designation for the 12%
                            Exchangeable Preferred Stock of CMCLA.
         4.25(pp)        -- Second Amendment to Second Amended and Restated Loan
                            Agreement, dated August 7, 1997, among Evergreen Media
                            Corporation of Los Angeles, the Lenders, the Agents and
                            the Administrative Agent.
         4.26(hh)        -- Second Supplemental Indenture, dated as of April 15,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.27(pp)        -- Third Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 14, 1996, governing
                            the 9 3/8% Senior Subordinated Notes due 2004 of CMCLA.
         4.28(pp)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated June 24, 1997, governing the
                            8 3/4% Senior Subordinated Notes due 2007 of CMCLA.
         4.29(pp)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated February 26, 1997, governing
                            the 12 1/4% Subordinated Exchange Debentures due 2008 of
                            CMCLA.
         4.30(pp)        -- First Supplemental Indenture, dated as of September 5,
                            1997, to the Indenture dated January 23, 1997, governing
                            the 12% Subordinated Exchange Debentures due 2009 of
                            CMCLA.
         4.34(uu)        -- Amended and Restated Indenture, dated as of October 28,
                            1997, governing the 10 1/2% Senior Subordinated Notes due
                            2007 of CMCLA.
         4.35(uu)        -- Second Supplement Indenture, dated as of October 28,
                            1997, to the Amended and Restated Indenture dated October
                            28, 1997 governing the 10 1/2% Senior Subordinated Notes
                            due 2007 of CMCLA.
         4.36(uu)        -- Third Amendment to Second Amended and Restated Loan
                            Agreement, dated October 28, 1997, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.37(uu)        -- Fourth Amendment to Second Amended and Restated Loan
                            Agreement, dated February 10, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.38(vv)        -- Indenture, dated as of December 22, 1997, governing the
                            8 1/8% Senior Subordinated Notes due 2007 of CMCLA.
         4.39(ww)        -- Fifth Amendment to Second Amended and Restated Loan
                            Agreement, dated May 1, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.
         4.40(yy)        -- Sixth Amendment to Second Amended and Restated Loan
                            Agreement, dated July 31, 1998, among CMCLA, the Lenders,
                            the Agents and the Administrative Agent.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
         4.41(zz)        -- Indenture, dated as of September 30, 1998, governing the
                            9% Senior Subordinated Notes due 2008 of CMCLA.
         4.42(aaa)       -- Seventh Amendment to Second Amended and Restated Loan
                            Agreement, dated November 9, 1998, among CMCLA, the
                            Lenders, the Agents and the Administrative Agent.
         4.43(zz)        -- Indenture, dated as of November 17, 1998, governing the
                            8% Notes due 2008 of CMCLA.
         5.1+            -- Opinion of Weil, Gotshal & Manges LLP.
         8.1+            -- Opinion regarding certain tax matters of Weil, Gotshal &
                            Manges LLP.
         8.2*            -- Opinion regarding certain tax matters of Vinson & Elkins
                            L.L.P.
        10.23(xx)        -- Amended and Restated Chancellor Media Corporation Stock
                            Option Plan for Non-employee Directors.
        10.26(n)         -- Employment Agreement dated February 9, 1996 by and
                            between Evergreen Media Corporation and Kenneth J.
                            O'Keefe.
        10.28(o)         -- 1995 Stock Option Plan for executive officers and key
                            employees of Evergreen Media Corporation.
        10.30(pp)        -- First Amendment to Employment Agreement dated March 1,
                            1997 by and between Evergreen Media Corporation and
                            Kenneth J. O'Keefe.
        10.31(pp)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Scott K. Ginsburg.
        10.32(pp)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and James de Castro.
        10.33(pp)        -- Employment Agreement dated September 4, 1997 by and among
                            Evergreen Media Corporation, Evergreen Media Corporation
                            of Los Angeles and Matthew E. Devine.
        10.34(pp)        -- Second Amendment to Employment Agreement dated September
                            4, 1997 by and among Evergreen Media Corporation,
                            Evergreen Media Corporation of Los Angeles and Kenneth J.
                            O'Keefe.
        10.35(ii)        -- Employment Agreement dated February 14, 1996 by and among
                            Chancellor Broadcasting Company, Chancellor Radio
                            Broadcasting Company and Steven Dinetz.
        10.36(jj)        -- Chancellor Broadcasting Company 1996 Stock Award Plan.
        10.37(kk)        -- Chancellor Holdings Corp. 1994 Director Stock Option
                            Plan.
        10.38(ll)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Steven Dinetz.
        10.39(mm)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Eric W. Neuman.
        10.40(nn)        -- Stock Option Grant Letter dated September 30, 1995 from
                            Chancellor Corporation to Marvin Dinetz.
        10.41(oo)        -- Stock Option Grant Letter dated February 14, 1997 from
                            Chancellor Broadcasting Company to Carl M. Hirsch.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        10.44(vv)        -- Agreement dated April 20, 1998 by and among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles and Scott K. Ginsburg.
        10.45(vv)        -- Employment Agreement dated April 29, 1998 by and among
                            Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Jeffrey A. Marcus.
        10.46(yy)        -- Chancellor Media Corporation 1998 Stock Option Plan.
        10.47(yy)        -- Voting Agreement, among Chancellor Media Corporation and
                            Ranger Equity Partners, L.P. dated as of July 7, 1998.
        10.48(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James E. de Castro.
        10.49(zz)        -- Employment Agreement, dated as of May 18, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Matthew E. Devine.
        10.50(zz)        -- Employment Agreement, dated as of June 1, 1998, by and
                            among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Eric C. Neuman.
        10.51(zz)        -- Employment Agreement, dated as of August 18, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and James A. McLaughlin, Jr.
        10.52(bbb)       -- Agreement, dated as of January 6, 1999, among Chancellor
                            Media Corporation, Chancellor Media Corporation of Los
                            Angeles, Matthew E. Devine and Vicki Devine.
        10.53+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Jeffrey A. Marcus.
        10.54+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James E. de Castro.
        10.55+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Eric C. Neuman.
        10.56+           -- Employment Agreement, dated as of October 1, 1998, by and among Chancellor Media Corporation, Chancellor Media
                            Corporation of Los Angeles and Thomas P. McMillin.
        10.57+           -- Amendment No. 1 to Employment Agreement, dated as of
                            January 6, 1999, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and Thomas P. McMillin.
        10.58+           -- Amended and Restated Employment Agreement, dated as of
                            October 1, 1998, by and among Chancellor Media
                            Corporation, Chancellor Media Corporation of Los Angeles
                            and James A. McLaughlin, Jr.
        12.1+            -- Chancellor Media Corporation Computation of Ratio of
                            Earnings to Combined Fixed Charges and Preferred Stock
                            Dividends.
        21.1+            -- Subsidiaries of Chancellor Media Corporation.

        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
        23.1             -- Consent of Weil, Gotshal & Manges LLP (included as part of their opinion listed as Exhibit 5.1).
        23.2+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.3+            -- Consent of KPMG LLP, independent accountants.
        23.4+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.5+            -- Consent of KPMG LLP, independent accountants.
        23.6+            -- Consent of Arthur Andersen LLP, independent accountants.
        23.7+            -- Consent of Ernst & Young LLP, independent accountants.
        23.8+            -- Consent of BDO Seidman, LLP, independent accountants.
        23.9+            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.10+           -- Consent of Ernst & Young LLP, independent accountants.
        23.11+           -- Consent of Ernst & Young LLP, independent accountants.
        23.12+           -- Consent of Arthur Andersen LLP, independent accountants.
        23.13+           -- Consent of Barbich Longcrier Hooper & King Accountancy
                            Corporation, independent auditors.
        23.14+           -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.15+           -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.
        23.16*           -- Consent of Wasserstein Perella & Co., Inc., financial
                            advisor to the Special Committee of the Board of
                            Directors of Chancellor Media.
        23.17+           -- Consent of Morgan Stanley & Co. Incorporated, financial advisor to the Board of Directors of Chancellor Media.
        23.18*           -- Consent of Greenhill & Co., LLC, financial advisor to the
                            Board of Directors of LIN.
        23.19+           -- Consent of Vinson & Elkins L.L.P.
        24.1             -- Powers of Attorney (included on signature pages).
        99.1+            -- Certificate of Incorporation of Ranger Equity Holdings
                            Corporation.
        99.2+            -- Bylaws of Ranger Equity Holdings Corporation.


---------------

 *    Filed herewith.


 +    Previously filed.


(a) Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1, as amended (Reg. No. 33-60036), of Evergreen Media Corporation ("Evergreen").

(f) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-4, as amended (Reg. No. 33-89838).

(h) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 14, 1995.

(i) Incorporated by reference to the identically numbered exhibit to Evergreens Current Report on Form 8-K dated January 17, 1996.

(j) Incorporated by reference to the identically numbered exhibit to Evergreens Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1995.

(k) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-1, as amended (Reg. No. 33-69752).

(n) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(o) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1996.

(p) Incorporated by reference to the identically numbered exhibit to Evergreen's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

(q) Incorporated by reference to the identically numbered exhibit to Evergreen's Registration Statement on Form S-3, as amended (Reg. No. 333-12453).

(r) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated February 16, 1997 and filed March 9, 1997.

(s) Incorporated by reference to the identically numbered exhibit to Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(t) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated April 1, 1997 and filed May 9, 1997.

(y) Incorporated by reference to the identically numbered exhibit of Evergreen's Registration Statement on Form S-4, filed August 1, 1997.

(z) Incorporated by reference to the identically numbered exhibit to Evergreen's Current Report on Form 8-K dated July 7, 1997 and filed July 31, 1997.

(aa) Incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(bb) Incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K of Chancellor Broadcasting Company, Chancellor Radio Broadcasting Company and Chancellor Broadcasting Licensee Company for the fiscal year ended December 31, 1995.

(cc) Incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as filed on February 29, 1996.

(dd) Incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Chancellor Radio Broadcasting Company, as filed on February 6, 1997.

(ee) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company as filed on July 17, 1997.

(ff) Incorporated by reference to the identically-numbered exhibit to the Registration Statement on Form S-4 (Reg. No. 333-32259), dated July 29, 1997, as amended, of Evergreen Media Corporation of Los Angeles ("EMCLA").

(gg) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Evergreen and EMCLA for the quarterly period ending June 30, 1997.

(hh) Incorporated by reference to Exhibit 4.8 to the Quarterly Report on Form 10-Q of Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company for the quarterly period ending March 31, 1997.

(ii) Incorporated by reference to Exhibit 10.6 to Chancellor Broadcasting Company's Registration Statement on Form S-1 (Reg. No. 333-02782) filed February 9, 1996.

(jj) Incorporated by reference to Exhibit 4.22 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(kk) Incorporated by reference to Exhibit 4.23 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(ll) Incorporated by reference to Exhibit 4.24 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(mm) Incorporated by reference to Exhibit 4.25 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(nn) Incorporated by reference to Exhibit 4.26 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(oo) Incorporated by reference to Exhibit 4.27 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-35039), dated September 5, 1997.

(pp) Incorporated by reference to the identically numbered exhibit to the CMCLA's Registration Statement on Form S-4 (Reg. No. 333-36451), dated September 26, 1997, as amended.

(ss) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of February 23, 1998 and filed as of February 27, 1998.

(tt) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor Media and the CMCLA for the fiscal year ended December 31, 1997.

(uu) Incorporated by reference to the identically numbered exhibit to the Annual Report on Form 10-K of Chancellor and CMCLA for the fiscal year ended December 31, 1997.

(vv) Incorporated by reference to the identically numbered exhibit to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-50739), dated April 22, 1998, as amended.

(ww) Incorporated by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending March 31, 1998.

(xx) Incorporated by reference to Exhibit 4.41 to Chancellor Media's Registration Statement on Form S-8 (Reg. No. 333-53179), dated May 20, 1998.

(yy) Incorporated-by reference to the identically numbered exhibit to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending June 30, 1998.

(zz) Incorporated by reference to Exhibit 4.41 to CMCLA's Registration Statement on Form S-4 (Reg. No. 333-66971), initially filed November 9, 1998, as amended.

(aaa) Incorporated by reference to Exhibit 4.42 to the Quarterly Report on Form 10-Q of Chancellor Media and CMCLA for the quarterly period ending September 30, 1998.

(bbb) Incorporated by reference to the identically numbered exhibit to the Current Report on Form 8-K of Chancellor Media and CMCLA, dated as of January 7, 1999 and filed as of January 7, 1999.